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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-180841 of our report dated April 20, 2012, relating to the financial statements of Southcross Energy LLC, the combined financial statements of Southcross Energy Predecessor, and the balance sheet of Southcross Energy Partners, L.P., appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, TX
July 13, 2012

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  Exhibit 23.1